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                                                                    Exhibit 99.2

Contact:  Halsey Pharmaceuticals
Investor Relations - Peter A. Clemens, Vice President & CFO
                     (815) 399-2060


                              FOR IMMEDIATE RELEASE

            HALSEY PHARMACEUTICALS ANNOUNCES FEDERAL REGISTER NOTICE

       Company Seeks Registration from DEA to Import Controlled Substances

Rockford, Il., September 7, 2001, Halsey Pharmaceuticals (OTCBB-HDGC) today announced that the U.S. Drug Enforcement Administration ("DEA") has filed a notice in the Federal Register regarding the Company's application for registration to import certain controlled substances. Under established guidelines, interested parties have thirty days to respond to the Company's application once this notice has been published.

If the application is approved, of which there can be no assurance, Halsey would be one of only a very small number of companies allowed to directly import raw materials for processing into controlled substances.

Halsey Pharmaceuticals, together with its subsidiaries, is an emerging pharmaceutical company specializing in innovative drug development.

The statements in this press release are forward looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward looking statements involve risk and uncertainties which may affect Halsey's business prospects, including economic, competitive, governmental, technological and other factors discussed in filings with the Securities and Exchange Commission.

This and past press releases for Halsey Pharmaceuticals are available at Halsey's web site at www.halseydrug.com.